UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

January 7, 2021

Date of Report (Date of earliest event reported)

DEVON ENERGY CORPORATION

(Exact Name of Registrant as Specified in its Charter)

DELAWARE	001-32318	73-1567067
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

333 W. SHERIDAN AVE., OKLAHOMA CITY, OK	73102-5015
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (405) 235-3611

Former Name or Former Address, if Changed Since Last Report: Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common stock, par value $0.10 per share	DVN	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.01	Completion of Acquisition or Disposition of Assets

As previously disclosed in the Current Report on Form 8-K filed by Devon Energy Corporation on January 7, 2021 (the “Initial Form 8-K”), on January 7, 2021, East Merger Sub, Inc. (“Merger Sub”), a Delaware corporation and wholly owned, direct, subsidiary of Devon Energy Corporation, a Delaware corporation (“Devon” or the “Company”), completed its merger (the “Merger”) with and into WPX Energy, Inc., a Delaware corporation (“WPX”), as a result of which WPX became a wholly-owned, direct, subsidiary of the Company. The Merger was effected pursuant to the Agreement and Plan of Merger (the “Merger Agreement”), dated September 26, 2020, by and among the Company, Merger Sub and WPX.

This Amendment No. 1 to the Initial Form 8-K amends the Initial Form 8-K to include certain financial statements, certain pro forma financial information and certain other information. The WPX historical consolidated financial statements include amounts related to the Felix assets acquired on March 6, 2020. Due to immateriality, no adjustments are included in the Pro Forma Financial Statements to incorporate revenues and expenses for Felix prior to March 6, 2020. Except as provided herein, the disclosures made in the Initial Form 8-K remain unchanged.

Item 2.05	Costs Associated with Exit or Disposal Activates

In conjunction with closing of the Merger, Devon anticipates that it will incur approximately $160 million to $200 million of restructuring and transaction costs, which are comprised of the following amounts:

•	Employee severance and termination benefits of $100 million to $125 million;

•	Remaining merger transaction costs such as bank, legal and accounting fees of $50 million; and

•	Contract termination and other office lease abandonment charges of approximately $10 million to $20 million.

Devon expects to recognize the majority of these restructuring charges in the first quarter of 2021 and will recognize the remaining costs throughout 2021 as merger integration activities complete. Actual charges will vary if integration activities and related employee terminations do not occur as projected. Including approximately $85 million of employee retirement plan distributions triggered by the Merger previously included in Devon’s recorded balance sheet liabilities, Devon estimates that $220 million to $255 million of the estimated total costs will result in future cash expenditures. The majority of the costs that will not result in future cash expenditures consist of employee severance costs related to accelerated vesting of employee stock awards.

Item 9.01	Financial Statements and Exhibits

(a) Financial Statements of Business Acquired

The audited consolidated balance sheets of WPX as of December 31, 2020 and 2019, the related consolidated statements of operations, cash flows and changes in equity for each of the years in the three-year period ended December 31, 2020, and the related notes to the consolidated financial statements, are filed as Exhibit 99.1 to this Current Report on Form 8-K/A and is incorporated herein.

(b) Pro Forma Financial Information

The unaudited pro forma combined financial information of the Company giving effect to the transactions described in Item 2.01 above is filed as Exhibit 99.2 to this Current Report on Form 8-K/A and is incorporated herein.

(c) Exhibits

Exhibit Number	Description of Exhibits

23.1	Consent of Ernst & Young LLP, independent auditors.

23.2	Consent of Netherland, Sewell & Associates, Inc.

99.1	Historical audited consolidated financial statements of WPX Energy, Inc.

99.2	Unaudited Pro Forma Consolidated Financial Information as of and for the year ended December 31, 2020.

99.3	Audit letter of WPX Energy, Inc. issued by Netherland, Sewell & Associates, Inc., an independent petroleum engineering firm, dated January 29, 2021.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

DEVON ENERGY CORPORATION

Date: February 17, 2021	/s/ Jeremy D. Humphers
Jeremy D. Humphers
Senior Vice President and Chief Accounting Officer